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TECO Energy, Inc.

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Transcript of Video of John Ramil Regarding Definitive Agreement, Dated September 4, 2015, Between TECO Energy, Inc. and Emera Inc.

Released September 4, 2015

Hello. I’m pleased to announce some exciting news for our TECO team members, shareholders, and our customers and communities in Florida and New Mexico.

Today, TECO Energy and Emera Inc. announced that our boards of directors have approved a definitive merger agreement for TECO Energy to be acquired by Emera in a $10 billion transaction.

Pursuant to the agreement, we will become a new, wholly owned subsidiary of Emera, a Canadian energy company traded on the Toronto exchange with utility operations in northeastern North America and the Caribbean.

While our ownership will change from several thousand shareholders to one entity, Emera, we will continue to be headquartered in Tampa and Albuquerque. Emera currently has no utility operations in Florida or New Mexico.

In other words, we will continue to be the Tampa Bay area’s hometown electric utility.

And, Peoples Gas and New Mexico Gas Company will continue to operate in Florida and New Mexico.

By joining forces with Emera, we will be better positioned to meet growing customer needs and to continue to upgrade and modernize our infrastructure. And, I believe we share similar cultures and values.

We are also certain to create new growth opportunities together.

The agreement requires TECO shareholder approval, review by the U.S. Department of Justice (Hart-Scott-Rodino Act) and the Committee on Foreign Investment in the United States, as well as regulatory approval from the New Mexico Public Regulation Commission. We expect to close the transaction in the mid-2016.

Let me tell you a little bit about Emera:

Headquartered in Halifax, Nova Scotia, Emera is a geographically diverse energy and services company with more than CAD $10 billion dollars in assets and 35 hundred team members.

As I mentioned, Emera has investments throughout northeastern North America, including regulated electric utility operations with more than 800 thousand customers in Nova Scotia and Maine as well as in four Caribbean countries – the Bahamas, Barbados, Dominica and St. Lucia.

Almost half of Emera’s revenues already come from operations in the U.S. That percentage will be much greater having us onboard.

Emera targets having 75 to 85 percent of their adjusted earnings come from rate-regulated businesses, which is why we are a good growth fit for them.

After the TECO acquisition, more than 80 percent of Emera’s pro forma earnings will come from regulated utilities.

By becoming part of Emera, we will enjoy the benefits of increased scale as we address the challenges and opportunities in our future.

Emera estimates that the combined company in terms of assets will be among the top 20 largest utilities in North America.

The strategic review process brought home to me, the management team and the board of directors how important scale is today in the utility business:

Investors place great value on scale.

Scale allows more access to less expensive capital.

And, scale allows greater spreading of the fixed costs of many customer and IT systems – like what we’re experiencing with New Mexico Gas Company. This results in better service and lower costs to customers.

Finally, scale allows companies to navigate headwinds to the business with less risk.

The utility business, in general, faces significant headwinds from:

New technology;

Increasing regulation, and

The growing cost of infrastructure.

Being part of a bigger company will help us achieve our goal to continue to serve our customers with safe, reliable, and cost-effective energy solutions.

As I mentioned, the TECO Energy board of directors, the management team and I support this decision. It is the next chapter in TECO’s bright future.

Consolidation is inevitable in our industry, and we are entering this new chapter from a position of strength with the ability to choose our partner.

We believe the merger will provide value for our shareholders, our team members and our customers and communities in Florida and New Mexico.

At a price of $27.55 per share, shareholders, including many of you who own TECO stock, will get a 48 percent premium on their stock. A testament to the value we have achieved for our owners.

While our current projections give TECO the ability to grow 5 to 7 percent a year, in today’s markets it could take us many years to achieve the stock price the agreement will provide immediately.

We couldn’t have hoped for a better outcome from the strategic review process. A quality premium for our shareholders, a company, Emera, that fully values our operations and has no similar operations in our states.

An even bigger benefit will come from combining forces and achieving the scale to invest in infrastructure to meet customer needs. This gives us greater opportunities to grow the company and to grow personally through new and diverse opportunities.

Our deep commitment to environmental stewardship and the communities where our team members live and work will be strengthened by the century of experience Emera brings to the table.

Emera traces its roots to Nova Scotia Power, which has been serving the Canadian province since the early 1900s.

Emera’s strategy is focused on the transformation of the electricity industry to cleaner generation and the delivery of clean energy to market.

In Nova Scotia, Emera has a mandate to have 40 percent of Nova Scotia’s electricity come from renewable resources by 2020.

Emera also has investments in natural gas pipelines.

Emera New Brunswick transports natural gas through the Brunswick Pipeline. Emera also has an ownership interest in the Maritimes & Northeast Pipeline.

And, Emera is in the power business owning natural gas, hydro and biomass plants having a total of more than 11 thousand megawatts of capacity in New Brunswick, Nova Scotia, Maine, Massachusetts, Rhode Island and Connecticut.

Like the gas pipelines, these Emera plants serve the Maritimes and New England.

As you can see, Emera is a proven utility operator with the ability to fund utility infrastructure needs to meet growth, reliability and environmental requirements.

Emera’s culture is also similar to ours. They want us to be part of their company, not only for our assets, but for our team members. They don’t have anyone in Florida or New Mexico to operate our facilities and systems. They want and need us!

Joining Emera will strengthen our operations and our commitments to the Florida and New Mexico markets by leveraging two talented workforces and sharing best practices.

We will be able to leverage Emera’s experience with renewable energy sources, natural gas transmission pipelines and electric transmission with our experience in the natural gas distribution business.

The combined companies are also certain to create new opportunities.

For example, Emera has applied to the U.S. Department of Energy for long-term authorization to export more than 9 billion cubic feet of CNG annually from the Port of West Palm Beach, Florida to Freeport, Grand Bahama. That project is currently in the environmental assessment phase. Once it gets the green light, it will take two years to become operational.

Working together, we will create a better and stronger company, ensuring a bright future for the combined company and all of the areas we serve.

We’re changing ownership – but our commitment to safe, reliable and cost-effective service for our customers is stronger than ever. It will be business as usual, only better.

You will hear more about today’s announcement from your performance coaches. Please ask questions that may be on your mind.

I’d like to personally thank all of you for your hard work. You serve our customers well and have demonstrated value to our shareholders.

During this time of change, I ask you to stay focused on your work, your safety and the safety of our fellow team members.

Thank you and stay tuned for more updates on our combination with Emera.

•	Noted on slide

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of TECO Energy for their consideration. In connection with the transaction, TECO Energy will file a proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”). This communication is not a substitute for the proxy statement or any other document that TECO Energy may send to its shareholders in connection with the proposed transaction.

TECO ENERGY SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE PROPOSED TRANSACTION WHEN IT IS FILED, AND ANY AMENDMENT OR SUPPLEMENT

THERETO THAT MAY BE FILED, WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TECO ENERGY AND THE TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov), at TECO Energy’s website at www.tecoenergy.com or by sending a written request to TECO Energy Inc., Corporate Secretary, P.O. Box 111, Tampa, FL 33602.

Participants in the Solicitation

TECO Energy and its directors and executive officers are deemed to be participants in any solicitation of TECO Energy shareholders in connection with the proposed transaction. Information about TECO Energy’s directors and executive officers is available in TECO Energy’s definitive proxy statement, dated March 11, 2015, in connection with its 2015 annual meeting of shareholders, and in TECO Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.